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                                                                      EXHIBIT 11

                          DRUG GUILD DISTRIBUTORS, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                              For the Year Ended July 31,
                                       ----------------------------------------
                                           1996          1995          1994
                                       ------------   -----------   -----------
Weighted average number of common
   shares outstanding (A)  ..........    10,062,000     9,930,000     9,689,000
                                       ============   ===========   ===========

Net income (loss)  ..................  $ (2,264,000)  $  (505,000)  $   308,000

Less:
   Stock dividend on special
     common stock (B)  ..............                                    67,000
   Stock dividend on preferred
     stock ..........................       191,000       291,000       413,000
                                       ------------   -----------   -----------

Net (loss) attributable to common
   stockholders .....................  $ (2,455,000)  $  (796,000)  $  (172,000)
                                       ============   ===========   ===========

Per share:
   Net income (loss) ................  $       (.22)  $      (.05)  $       .03
   Less stock dividend on special
     common stock and preferred
     stock ..........................           .02           .03           .04
                                       ------------   -----------   -----------

Net (loss) attributable to common
   stockholders .....................  $       (.24)  $      (.08)  $      (.01)
                                       ============   ===========   ===========

(A) In the computation of earnings per share, subscriptions receivable have no effect on weighted average number of common shares outstanding.

(B) Dividend paid-in common stock to stockholders of special common stock, who elected to exchange their existing shares for common stock instead of preferred stock.